AMENDED AND RESTATED TRANSFER AGENCY SERVICES AGREEMENT

         This Amended and Restated Transfer Agency Services Agreement is made as of December 15, 2003 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and FIRST DEFINED PORTFOLIO FUND, LLC, a Delaware limited liability company (the "Fund") with respect to transfer agency services.

                                   BACKGROUND

A. The Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

B. The Fund and
PFPC (formerly known as First Data Investor Services Group, Inc.) were parties to a Services Agreement dated as of September 30, 1999, which the parties agree shall terminate as of the date of this Agreement (the "Superceded Agreement").

C. The Fund wishes to continue to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to continue to furnish such services.

                                      TERMS

         NOW, THEREFORE, the parties hereto agree as follows:

1.       Definitions.  As used in this Agreement:

(a)      "1933 Act" means the Securities Act of 1933, as amended.

(b)      "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board Members to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d)      "Board Members" shall mean the Trustees of the Fund.

(e) "Interests" mean the shares of beneficial interest of any series or class of each Portfolio of the Fund. (f) "Member" shall have the same meaning as set forth in the limited liability company agreement. (g) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(h) "SEC" means the Securities and Exchange Commission. (i) "Securities Laws" mean the 1933 Act, the 1934 Act and the 1940 Act.

(j) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

(a) At PFPC's request, certified or authenticated copies of the resolutions of the Fund's Board Members, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

(b)      A copy of the Fund's most recent effective registration statement;

(c) A copy of the advisory agreement with respect to each investment Portfolio of the Fund;

(d) A copy of the distribution/underwriting agreement with respect to each class of Interests of the Fund;

(e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

(f) Copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Fund or a Portfolio;

(g) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized; and

(h) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

4. Compliance with Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.

5.       Instructions.

(a)      Unless otherwise provided in this Agreement, PFPC shall act only upon

         Oral Instructions or Written Instructions.

(b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board Members or of the Fund's Members, unless and until PFPC receives Written Instructions to the contrary.

(c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

6.       Right to Receive Advice.

(a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

(b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

(c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel.

(d) Protection of PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

7. Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

8.       Confidentiality.

(a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include:

         (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

         (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

         (iv)     anything designated as confidential.

(b) Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if:

         (i) release of such information is necessary or desirable in connection with PFPC's provision of services under this Agreement;

         (ii) it is already known to the receiving party at the time it is obtained;

         (iii) it is or becomes publicly known or available through no wrongful act of the receiving party;

         (iv) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

         (v) it is released by the protected party to a third party without restriction;

         (vi) it is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

         (vii) it is relevant to the defense of any claim or cause of action asserted against the receiving party; or

         (viii) it has been or is independently developed or obtained by the receiving party.

9. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund.

11. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

12. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. The Fund acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

13. Indemnification.

(a) The Fund, on behalf of the Portfolios, agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Claims") arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Fund. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Interests shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, negligence or reckless disregard of such duties and obligations under this Agreement. The provisions of this Section 13 shall survive termination of this Agreement.

(b) Indemnification of the Fund. PFPC agrees to defend, indemnify and hold the Fund and its officers, directors and employees harmless from any and all Claims arising directly or indirectly from the negligence, bad faith or willful misfeasance of PFPC in the performance of its duties hereunder. Notwithstanding the foregoing, the Fund shall not be indemnified against any Claim caused by the Fund's or the Fund's other service providers' willful misfeasance, bad faith or negligence.

(c)      Indemnification Procedure.

         (i) Notice of the Action. A party that seeks indemnification under this Agreement must promptly give the other party notice of any legal action. But a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

         (ii) Participating in or Assuming the Defense. The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party:

                           (1) must select an attorney that is satisfactory to the other party;

                           (2) is not liable to the other party for any later attorney's fees or for any other later expenses that the other party incurs, except for reasonable investigation costs; (3) must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and (4) is not liable for any compromise or settlement made without its consent.

         (iii) Failing to Assume the Defense. If the indemnifying party fails to participate in or assume the defense within 15 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

14.      Responsibility of PFPC.

(a) PFPC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

(b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

 (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

(d) Each party shall have a duty to mitigate damages for which the other party may become responsible. (e) The provisions of this Section 14 shall survive termination of this Agreement.

15. Description of Services.

(a) Services Provided on an Ongoing Basis, If Applicable.

         (i)      Calculate 12b-1 payments;

         (ii)     Maintain Member registrations;

         (iii) Review new applications and correspond with Members to complete or correct information;

         (iv)     Direct payment processing of checks or wires;

         (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

         (vi)     Countersign Interest certificates;

         (vii)    Prepare and mail to Members confirmation of activity;

         (viii) Provide toll-free lines for direct Member use, plus customer liaison staff for on-line inquiry response;

         (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

         (x)      Provide periodic Member lists and statistics to the Fund;

         (xi)     Provide detailed data for underwriter/broker confirmations;

         (xii) Prepare periodic mailing of year-end tax and statement information;

         (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity; and

         (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

(b) Services Provided by PFPC Under Oral Instructions or Written Instructions.

         (i)       Accept and post daily Interest purchases and redemptions;

         (ii)      Accept, post and perform Member transfers and exchanges;

         (iii)     Pay dividends and other distributions;

         (iv)      Solicit and tabulate proxies; and

         (v) Issue and cancel certificates (when requested in writing by the Member).

(c) Purchase of Interests. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

         (i)       A purchase order;

         (ii)      Proper information to establish a Member account; and

         (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

(d) Redemption of Interests. PFPC shall redeem Interests only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Trustees. Interests shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Interests in proper form and directs the method of redemption. If Interests are received in proper form, Interests shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

         (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

         (ii) transfer authorizations are signed by the recordholder when Interests are held in book-entry form.

When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

(e) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Interests, or, upon Member election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's Members such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its Members as required by tax or other law, rule or regulation.

(f)      Member Account Services.

         (i) PFPC may arrange, in accordance with the prospectus, for issuance of Interests obtained through:

                   -    Any pre-authorized check plan; and
                   - Direct purchases through broker wire orders, checks and applications.

         (ii)      PFPC may arrange, in accordance with the prospectus, for a
                   Member's:

                   - Exchange of Interests for shares of another fund with which the Fund has exchange privileges;
                   - Automatic redemption from an account where that Member participates in a automatic redemption plan; and/or
                   - Redemption of Interests from an account with a checkwriting privilege.

(g) Communications to Members. Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its Members, including:

         (i)       Reports to Members;

         (ii)      Confirmations of purchases and sales of Fund Interests;

         (iii)     Monthly or quarterly statements;

         (iv)      Dividend and distribution notices;

         (v)       Proxy material; and

         (vi)      Tax form information.

         In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's Members.

(h) Records. PFPC shall maintain records of the accounts for each Member showing the following information:

         (i) Name, address and United States Tax Identification or Social Security number;

         (ii) Number and class of Interests held and number and class of Interests for which certificates, if any, have been issued, including certificate numbers and denominations;

         (iii) Historical information regarding the account of each Member, including dividends and distributions paid and the date and price for all transactions on a Member's account;

         (iv) Any stop or restraining order placed against a Member's account;

         (v) Any correspondence relating to the current maintenance of a Member's account;

         (vi)     Information with respect to withholdings; and

         (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

(i) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

         (i) The Member's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

         (ii) Completion of a release and indemnification agreement signed by the Member to protect PFPC and its affiliates.

(j) Member Inspection of Stock Records. Upon a request from any Fund Member to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular Member to inspect the Fund's stock records.

(k) Withdrawal of Interests and Cancellation of Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding Interests by the number of Interests surrendered by the Fund.

(l) Lost Members. PFPC shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

         (i)       documentation of search policies and procedures;

         (ii)      execution of required searches;

         (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

         (iv) preparation and submission of data required under the Lost Shareholder Rules.

         Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(m) Print Mail. In addition to performing the foregoing services, the Fund hereby engages PFPC as its exclusive print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

(n)      Retirement Plans.

         (i) In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of
                  Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by the Fund for which contributions of the Fund's Members (the "Participants") are invested solely in Interests of the Fund, PFPC shall provide the following administrative services:

                  (A) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

                  (B)      Record method of distribution requested and/or made;

                  (C) Receive and process designation of beneficiary forms requests;

                  (D) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

                  (E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

                  (F) Perform applicable federal withholding and send Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

         (ii) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by the Fund.

         (iii) With respect to IRA Plans, PFPC shall provide the Fund with the associated IRA Plan documents for use by the Fund and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

         (iv) With respect to 403(b) Plans and Qualified Plans, the Fund acknowledges it shall utilize the services of Universal Pensions, Inc. as its 403(b) Plan document and Qualified Plan document services provider and PFPC shall not be responsible for the maintenance of such documents in compliance with applicable provisions of the Code and the regulations promulgated thereunder.

16. Duration and Termination.

         (a) This Agreement shall be effective on the date first written above and shall continue until June 12, 2008 (the "Initial Term").

         (b) Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.

         (c) In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent(s) (and any other service provider(s)), and all trailing expenses incurred by PFPC, will be borne by the Fund.

         (d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting

                  Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

17. Notices. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Fund, at 1001 Warrenville Road, Lisle, IL 60532, Attention: General Counsel or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.      Miscellaneous.

(a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements (including the Superceded Agreement) and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(i) The Fund and PFPC agree that the obligations of the Fund under the Agreement shall not be binding upon any of the Board Members, Members, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund (or applicable Portfolio thereof), as provided in the Certificate of Formation and Limited Liability Company Agreement. The execution and delivery of this Agreement have been authorized by the Board Members of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Board Members nor such execution and delivery by such officer shall be deemed to have been made by any of them or any Member of the Fund individually or to impose any liability on any of them or any Member of the Fund personally, but shall bind only the assets and property of the Fund (or applicable Portfolio thereof), as provided in the Articles of Incorporation, Certificate of Formation or Limited Liability Company Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            PFPC INC.

                                            By: /s/ James Pasman
                                            ---------------------------------

                                            Title: Sr. Vice President
                                            ---------------------------------



                                            FIRST DEFINED PORTFOLIO FUND, LLC

                                            By: /s/ James A. Bowen
                                            ----------------------------------

                                            Title: President
                                            ----------------------------------

                                    EXHIBIT A



     THIS EXHIBIT A, dated as of December 15, 2003, is Exhibit A to that certain Amended and Restated Transfer Agency Services Agreement dated as of December 15, 2003, between PFPC Inc. and First Defined Portfolio Fund, LLC with respect to transfer agency services.

                                   PORTFOLIOS

                        The Target Managed VIP Portfolio

                           The DOW(SM) DART 10 Portfolio

                           Global Target 15 Portfolio

                             S&P Target 24 Portfolio

                           NASDAQ Target 15 Portfolio

                    First Trust 10 Uncommon Values Portfolio

                          First Trust Energy Portfolio

                    First Trust Financial Services Portfolio

                      First Trust Pharmaceutical Portfolio

                        First Trust Technology Portfolio

                         Value Line Target 25 Portfolio